UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 8, 2021

Stamps.com Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26427	77-0454966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1990 E. Grand Avenue	El Segundo, CA	90245
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(310) 482-5800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	STMP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On July 8, 2021, Stamps.com Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Stream Parent, LLC, a Delaware limited liability company (“Parent”) and Stream Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Thoma Bravo Fund XIV, L.P. (the “Thoma Bravo Fund”) managed by Thoma Bravo, L.P. (formerly known as Thoma Bravo, LLC).

As a result of the Merger, each share of common stock, par value $0.001 per share, of the Company (“Common Stock”) outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares of Common Stock (1) held by Parent or Merger Sub, or any direct or indirect wholly owned subsidiary thereof, (2) held by the Company as treasury shares, and (3) held by stockholders of the Company who have properly exercised appraisal rights under Delaware law) will, at the Effective Time, automatically be converted into the right to receive cash in the amount equal to $330.00 (the “Per Share Price”), without interest, subject to any required withholding of taxes.

Under the Merger Agreement, at the Effective Time, each (i) option to purchase shares of Common Stock that is unexpired, unexercised, and outstanding as of immediately prior to the Effective Time (the “Company Options”) and (ii) each Company RSU Award (as defined in the Merger Agreement) that is unexpired, unsettled, and outstanding as of immediately prior to the Effective Time shall accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time, and shall be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (x) for the Company Options, the aggregate number of shares of Common Stock subject to such Vested Company Option (as defined in the Merger Agreement), multiplied by the excess, if any, of the Per Share Price over the applicable per share exercise price under such Vested Company Option, subject to any required withholding of Taxes (the “Option Consideration”), and (y) for the Company RSU Award, the aggregate number of shares of Common Stock underlying the Company RSU Award, multiplied by the Per Share Price, subject to any required withholding of taxes (the “RSU Consideration”). Notwithstanding the foregoing, if the per share exercise price of any Company Option that is unexpired, unexercised, and outstanding as of immediately prior to the Effective Time, is equal to or greater than the Per Share Price, such Company Option shall be cancelled immediately upon the Effective Time without payment or consideration. No new Purchase Interval (as defined in the ESPP) will commence or be extended pursuant to the Company’s Employee Stock Purchase Plan (the “ESPP”) following the date of the Merger Agreement.

If the Merger is consummated, the Company’s Common Stock will be delisted from the NASDAQ Global Select Market and deregistered under the Securities Exchange Act of 1934 (the “Exchange Act”).

Completion of the Merger is subject to customary closing conditions, including (1) the adoption of the Merger Agreement by a majority of the holders of the outstanding shares of Common Stock, (2) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the approval of the Merger under the antitrust laws of other specified jurisdictions, (3) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement that is continuing, (4) the absence of any laws or court orders making the Merger illegal or otherwise prohibiting the Merger, and (5) other customary closing conditions. The parties expect the transaction to close in the third quarter of 2021, subject to the receipt of regulatory and stockholder approvals. The completion of the Merger is not subject to a financing condition.

During the period from July 8, 2021 and continuing until 11:59 p.m., Pacific Time, on August 17, 2021 (the “Go-Shop Period”), the Company has the right to, among other things, (1) solicit, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any proposal or offer that would constitute, or would reasonably be expected to lead to, an alternative acquisition proposal and (2) provide information (including nonpublic information and data) relating to the Company and afford access to the business properties, assets, books, records or other nonpublic information, or to any personnel of the Company to a party pursuant to an acceptable confidentiality agreement, and participate in discussions and engage in negotiations with third parties regarding any alternative acquisition proposals. From and after August 17, 2021, the Company must comply with customary non-solicitation restrictions on its ability to engage in such actions.

Subject to certain customary “fiduciary out” exceptions (which allows the Company, under specified circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an alternative acquisition proposal if the Board determined in good faith after consultation with its financial advisor and outside legal counsel that such alternative acquisition proposal either constitutes, or would be reasonably likely to lead to, a Superior Proposal, and the failure to explore such alternative acquisition proposal would be inconsistent with the directors’ fiduciary duties pursuant to applicable law), the Board is required to recommend that the Company’s stockholders adopt the Merger Agreement and approve the Merger.

The Merger Agreement provides for certain termination rights for both the Company and Parent. The Merger Agreement provides that Parent will be required to pay the Company a termination fee of $365,000,000 upon termination of the Merger Agreement in accordance with its terms under certain circumstances. In addition, the Company will be required to pay Parent a fee of $199,000,000 upon termination of the Merger Agreement in accordance with its terms in certain other circumstances, including in a circumstance where the Company terminates the Merger Agreement to accept a Superior Proposal (as defined in the Merger Agreement). However, the fee in such instance would be equal to $99,500,000 if the Superior Proposal was with respect to the entry into a definitive acquisition agreement prior to August 17, 2021 with an Excluded Party (as defined in the Merger Agreement).

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct its business in the ordinary course consistent with past practice during the period between the date of the Merger Agreement and the closing and to not engage in specified types of transactions during this period, subject to certain exceptions. Parent has also made customary representations, warranties and covenants, including representations regarding the fact that Parent has obtained financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement, repaying or refinancing certain existing indebtedness of the Company and its subsidiaries, and paying related fees and expenses. Concurrently with the execution of the Merger Agreement, the Thoma Bravo Fund has entered into an equity commitment letter pursuant to which, among other things, it has committed to invest in Parent, directly or indirectly, the cash amounts set forth therein for the purpose of funding the aggregate purchase price due at the Effective Time, subject to the terms and conditions set forth therein. The Company is a third party beneficiary with respect to certain enforcement rights under the equity commitment letter. In addition and also concurrently with the execution of the Merger Agreement, the Thoma Bravo Fund has entered into a limited guaranty, pursuant to which it has agreed to guarantee Parent’s obligation to pay any termination fee, reimburse and indemnify the Company with respect to certain expenses in connection with Parent’s debt financing and pay certain other amounts required under the Merger Agreement.

The parties have agreed to use reasonable best efforts to take all actions necessary to consummate the Merger, including cooperating to obtain antitrust clearance under the HSR Act and other applicable competition laws.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission.

Voting Agreement

Company officers Ken McBride, Jeff Carberry, Matt Lipson, John Clem and Nathan Jones (collectively, the “Stockholders”) have entered into voting agreements (the “Voting Agreements”) with the Company and Parent pursuant to which each such Stockholder has agreed, among other things, to vote their respective shares of Common Stock in favor of adoption of the Merger Agreement, and against any competing transaction, so long as, among other things, the Merger Agreement remains in effect. The Voting Agreements cannot be amended without the Company’s consent.

The foregoing description of the Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.3 and 10.5 hereto and are incorporated by reference herein.

Additional Information and Where to Find It

The Company intends to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement on Schedule 14A, as well as other relevant documents concerning the proposed transaction. The proxy statement will contain important information about the proposed Merger and related matters. Investors and security holders of the Company are urged to carefully read the entire proxy statement when it becomes available because it will contain important information about the proposed transactions. A definitive proxy statement will be sent to the stockholders of the Company seeking any required stockholder approvals.

Investors and security holders of the Company will be able to obtain a free copy of the proxy statement, as well as other relevant filings containing information about the Company and the proposed transaction, including materials that will be incorporated by reference into the proxy statement, without charge, at the SEC’s website (http://www.sec.gov) or from the Company by contacting the Company’s Investor Relations at (310) 482-5830, by email at invrel@stamps.com, or by going to the Company’s Investor Relations page on its website at https://investor.stamps.com/ and clicking on the link titled “SEC Filings.”

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding the interests of the Company’s directors and executive officers and their ownership of Company common stock is set forth in the Company’s annual report on Form 10-K filed with the SEC on February 26, 2021 and the Company’s proxy statement on Schedule 14A filed with the SEC on April 30, 2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed Merger, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in connection with the proposed Merger. Free copies of these documents may be obtained, without charge, from the SEC or the Company as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

This communication contains forward-looking information related to the Company and the acquisition of the Company. Forward-looking statements in this release include, among other things, statements about the potential benefits of the proposed transaction, the Company’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of the Company, and the anticipated timing of closing of the proposed transaction. Risks and uncertainties include, among other things, risks related to the ability of the Company to consummate the proposed transaction on a timely basis or at all, including due to complexities resulting from the adoption of new accounting pronouncements and associated system implementations; the satisfaction of the conditions precedent to consummation of the proposed transaction; the Company’s ability to secure regulatory approvals on the terms expected in a timely manner or at all; disruption from the transaction making it more difficult to maintain business and operational relationships; the negative side effects of the announcement or the consummation of the proposed transaction on the market price of the Company’s common stock or on the Company’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed transaction; competitive factors, including competitive responses to the transaction and changes in the competitive environment, pricing changes, sales cycle time and increased competition; customer demand for the Company’s products; new application introductions and the Company’s ability to develop and deliver innovative applications and features; the Company’s ability to provide high-quality service and support offerings; the Company’s ability to build and expand its sales efforts; regulatory requirements or developments; changes in capital resource requirements; and other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; and future business combinations or disposals.

Further information on these and other risk and uncertainties relating to the Company can be found in its reports on Forms 10-K, 10-Q and 8-K and in other filings the Company makes with the SEC from time to time and available at www.sec.gov. These documents are available under the SEC filings heading of the Investors section of the Company’s website at https://investor.stamps.com/.

The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished or filed herewith:

2.1*	Agreement and Plan of Merger, dated as of July 8, 2021, by and among the Company, Parent and Merger Sub.

10.1	Voting Agreement, dated as of July 8, 2021, by and among Ken McBride, the Company and Parent.

10.2	Voting Agreement, dated as of July 8, 2021, by and among Jeff Carberry, the Company and Parent.

10.3	Voting Agreement, dated as of July 8, 2021, by and among Matt Lipson, the Company and Parent.

10.4	Voting Agreement, dated as of July 8, 2021, by and among John Clem, the Company and Parent.

10.5	Voting Agreement, dated as of July 8, 2021, by and among Nathan Jones, the Company and Parent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Schedules omitted pursuant to Item 601 of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stamps.com Inc.
(Registrant)

July 9, 2021	/s/Ken McBride
Date	Ken McBride

Chief Executive Officer